Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

MEMBERS Life Insurance Company

(Exact Name of Registrant as Specified in its Charter)

Table 1. Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rate	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Previously Paid	Other	Single Premium Deferred Indexed Annuity Contract	457(o)	N/A	N/A	$1,000,000	N/A	$109.10	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	Other	Single Premium Deferred Indexed Annuity Contract	415(a)(6)	N/A(1)	N/A	$1,028,878,595(2)	N/A	N/A	Form S-1	333-222172	4/30/2018	$608,340.00
	Total Offering Amounts					$1,029,878,595		$109.10
	Total Fees Previously Paid							$109.10
	Total Fee Offsets							$0
	Net Fee Due							$0

(1)	The filing fee related to the securities was calculated in reliance on Rule 457(o).

(2)	Approximately $1,028,878,595 of the securities previously registered on the Registration Statement on Form S-1 (File No. 333-222172) which was filed initially on December 20, 2017 as updated by a pre-effective amendment on April 20, 2018 and declared effective on April 30, 2018 (the “Prior Registration Statement”) remained unsold and were carried forward to the initial Registration Statement on Form S-1 (File No. 333-250022) which was filed initially on November 12, 2020 as updated by a pre-effective amendment on April 13, 2021 and declared effective on April 30, 2021 (the “Effective Registration Statement”) in reliance on Rule 415(a)(6) under the Securities Act of 1933. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement was deemed terminated as of the effective date of the Effective Registration Statement. This registration statement is a Post-Effective Amendment to the Effective Registration Statement.